UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 14, 2006

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100

Lake Forest, CA  92630

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 14, 2006, the Audit Committee of the Board of Directors of Liquidmetal Technologies, Inc. (the “Company”) determined that the Company’s consolidated financial statements contained in certain reports filed with the SEC did not properly account for certain embedded derivative features contained in convertible notes issued by the Company in March 2004 and August 2004 (the “2004 Notes”). Accordingly, the Company filed amendments to these reports on July 20, 2006 to restate the consolidated financial statements included in the reports. The restatement relates to the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of shareholders’ equity, and the related notes to such financial statements for the 2004 and 2005 fiscal years, the first three quarters of fiscal 2004 and 2005, and the first quarter of fiscal 2006. The following is a list of the reports that have been amended as a result of this restatement (the “Prior Reports”):

•             Form 10-Q for the quarterly period ended March 31, 2004 (as filed on December 22, 2004);

•             Form 10-Q for the quarterly period ended June 30, 2004 (as filed on January 3, 2005);

•             Form 10-Q for the quarterly period ended September 30, 2004 (as filed on January 13, 2005);

•             Form 10-K for the fiscal year ended December 31, 2004 (as filed on March 30, 2005 and amended on May 10, 2005 and March 16, 2006);

•             Form 10-Q for the quarterly period ended March 31, 2005 (as filed on May 16, 2005 and amended on March 16, 2006);

•             Form 10-Q for the quarterly period ended June 30, 2005 (as filed on August 15, 2005 and amended on August 30, 2005 and March 16, 2006);

•             Form 10-Q for the quarterly period ended September 30, 2005 (as filed on December 1, 2005 and amended on March 16, 2006);

•             Form 10-K for the fiscal year ended December 31, 2005 (as filed on March 16, 2006 and amended on March 31, 2006 and April 25, 2006); and

•             Form 10-Q for the quarterly period ended March 31, 2006 (as filed on May 10, 2006).

The Company previously filed an amended Form 10-Q for the quarter ended September 30, 2005 (filed on March 16, 2006) in order to restate the Company’s third quarter 2005 consolidated financial statements (the “Prior Restatement”). The Prior Restatement arose from the Company’s determination that it had not accounted for the embedded conversion features contained in the convertible promissory notes issued by the Company in August 2005 (the “August 2005 Notes”). The Company determined to undertake the Prior Restatement after a review of recently clarified SEC standards relating to embedded derivative features in debt instruments, and as a result of such review, the Company identified embedded derivative features in the August 2005 Notes that required separate valuation under FAS 133, Accounting for Derivative Instruments and Hedging Activities. The Company determined that the fair value of the embedded derivative features should be recorded as a liability, with any changes in the fair value of the embedded derivatives between reporting dates as a derivative loss or gain, as appropriate. At the time of the Prior Restatement, the Company decided not to modify its accounting treatment for the 2004 Notes, and this determination was based on the Company’s interpretation of applicable accounting literature and the issue date of the 2004 Notes. However, based on comments from the SEC and further review of applicable accounting principles, the Company has now concluded that the revised accounting treatment that was applied to the August 2005 Notes in the Prior Restatement should likewise be applied to 2004 Notes.

The restatement relating to the 2004 Notes has resulted in a cumulative net reduction of shareholders’ equity by $4.7 million and $0.1 million for the fiscal years ended 2004 and 2005, respectively, and an increase in previously reported net loss by $2.2 million and a decrease in net loss by $4.2 million for the fiscal years ended 2004 and 2005, respectively. For the first quarter of 2006, the restatement resulted in a cumulative net reduction of shareholders’ equity by $0.9 million and an increase in previously reported net loss by $1.0 million.

The decision to restate the Company’s consolidated financial statements contained in the Prior Reports was made by the Company’s Audit Committee on July 14, 2006 upon the recommendation of the Company’s management and with the concurrence of the Company’s current independent auditors, Choi Kim & Park LLP, and the Company’s former independent auditors, Stonefield Josephson, Inc. Concurrent with making the decision to restate, the Audit Committee has concluded that the financial statements contained in the Prior Reports should no longer be relied upon. The Company’s Audit Committee has discussed the matters disclosed in this Form 8-K with Choi Kim & Park LLP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Ricardo A. Salas
Ricardo A. Salas
President, and Chief Executive Officer

Date:  July 20, 2006